Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	Nick Codispoti
+1 330 490 3796	+1 330 490 3513
michael.jacobsen@diebold.com	nick.codispoti@diebold.com

FOR IMMEDIATE RELEASE:
January 24, 2012

DIEBOLD ANNOUNCES PRELIMINARY FOURTH QUARTER AND YEAR-END RESULTS

•	2012 full-year EPS from continuing operations of approximately $1.28, or $2.07 non-GAAP*

•	2012 revenue increases approximately 6 percent, in line with previous expectations

•	Full-year free cash flow* expected to be approximately $85 million

•	Fourth quarter pension buyout and FCPA-related expenses of $22 million and $18 million, respectively

•	Company provides preliminary 2013 outlook

•	Fourth quarter and year-end investor call to be held February 12 at 10 a.m. ET

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today announced preliminary 2012 fourth quarter revenue of approximately $840 million and a loss from continuing operations of $(.12) per share, or income from continuing operations of $.45 per share on a non-GAAP* basis. For the full-year 2012, Diebold now expects EPS from continuing operations of approximately $1.28, or $2.07 on a non-GAAP* basis, on revenue growth of approximately 6 percent. Diebold also announced preliminary full-year free cash flow* of approximately $85 million. These results are preliminary in nature and subject to standard year-end financial reporting procedures.
In addition, included in the GAAP results, the company incurred in the fourth quarter $22 million of pre-tax, non-routine expenses related to early buyout payments made to eligible pension participants. Also during the quarter, the company incurred $18 million of pre-tax, non-routine expenses primarily related to an increase in the accrued loss made in anticipation of the eventual resolution of the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation.

Earnings
The major factors contributing to the company's lower-than-expected earnings included an accelerated slowdown in the U.S. regional bank space and associated declines in non-contract-based service work, in addition to higher costs in the U.S. service business partially due to the impact of certain items, including an insurance liability charge and Hurricane Sandy. Finally, we continue to see ongoing activity delays in the Brazil business.

Free Cash Flow
In regards to free cash flow*, the company's pattern of prepayment activity fell short of historical averages. This, coupled with the drop in earnings, resulted in free cash flow falling well short of expectations. However, Diebold's core elements of working capital continue to make progress, as the company ended the year with net debt* of approximately $20 million.

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*See accompanying notes for non-GAAP measures.

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2013 Expectations
In regards to the outlook for 2013, the company expects relatively flat revenue. While the company is encouraged by the backlog seen in the Asia Pacific and U.S. national account segments, it expects the U.S. regional bank space to be down substantially from 2012. In addition, the company expects improvements within its Brazil business with several significant tenders expected in the first half of 2013. However, limited visibility to the U.S. regional bank market and the final outcome of the large Brazilian orders creates a wide range of earnings expectations. As such, the company is cautious on its full year outlook for 2013, expecting non-GAAP earnings to be flat to down moderately from 2012. However, free cash flow* is expected to improve over 2012.

SPECIAL NOTE: Please refer to the Diebold press release “Diebold Announces Senior Leadership Changes,” also issued today, for related information.

Previous 2012 Full-Year Guidance vs. Preliminary 2012 Results

	2012 Full-Year Guidance (as reported on Oct. 25, 2012)	Preliminary 2012 Results
Total Revenue	~6%	~6%
Financial self-service	8% to 9%	~8%
Security	3% to 4%	~3%
Brazil elections and lottery	$50 to $55M	~$56M
Non-GAAP EPS	$2.25 - $2.30	~$2.07
Free Cash Flow	~$170M	~$85M

Notes for Non-GAAP Measures

1. Reconciliation of diluted fourth quarter 2012 GAAP EPS to non-GAAP EPS (preliminary):

	Q4 2012	YTD 2012
Total EPS from continuing operations (GAAP measure)	$(0.12)	$1.28
Restructuring charges	0.12	0.17
Non-routine expenses	0.44	0.45
Impairment charges	0.01	0.17
Total adjusted EPS (non-GAAP measure)	$0.45	$2.07

The company's management believes excluding restructuring charges, non-routine expenses and impairment charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

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*See accompanying notes for non-GAAP measures.

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2. Free cash flow (preliminary) is calculated as follows:

YTD 2012
Net cash provided by operating activities (GAAP measure)	~$135M
Capital expenditures	~(50M)
Free cash flow / (use) (non-GAAP measure)	~$85M

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3. Net debt (preliminary) is calculated as follows:

12/31/2012
Cash, cash equivalents and short-term investments (GAAP measure)	~$631M
Debt instruments	~(651M)
Net debt (non-GAAP measure)	~$(20M)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 96% and 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Notes related to FCPA disclosure
While we have not yet reached a settlement with the DOJ and SEC in this matter, based upon discussions with the government to date, we are accruing an amount that the company currently believes to be a reasonable estimate of the potential loss.  Diebold cannot predict the results of the government investigation or the ultimate resolution of this matter; however, the final resolution could differ from management's current estimate of potential loss.

Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
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•	competitive factors, including pricing pressures and rapid technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self-disclosure, including the pending DOJ and SEC investigations;

•	the company's ability to settle the investigations relating to the FCPA, and the ultimate amount of any losses incurred in connection therefore; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's website at www.diebold.com or follow the company on Twitter: http://twitter.com/DieboldInc.

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